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IESI
                                                                IESI CORPORATION
                                                   2301 Eagle Parkway, Suite 200
                                                             Ft. Worth, TX 76177
                                                          Phone No. 817-632-4000
                                                            Fax No. 817-632-4542

================================================================================

Contact:
Thomas J. Cowee
Senior VP and Chief Financial Officer
817-632-4005
tjcowee@iesi.com

         IESI CORPORATION REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

FORT WORTH, TX - AUGUST 9, 2004 - IESI Corporation today reported that revenue for the three months ended June 30, 2004 increased 36.0% to $82.8 million, as compared with revenue of $60.9 million for the corresponding three-month period in 2003. Income from operations for the three months ended June 30, 2004 increased 120.8% to $10.7 million, as compared with income from operations of $4.9 million for the corresponding three-month period in 2003. Net income for the three months ended June 30, 2004 was $2.9 million, as compared with a net loss of $(24,000) for the corresponding three-month period in 2003.

Revenue for the six months ended June 30, 2004 increased 34.9% to $156.9 million, as compared with revenue of $116.3 million for the corresponding six-month period in 2003. Income from operations for the six months ended June 30, 2004 increased 107.0% to $17.2 million, as compared with income from operations of $8.3 million for the corresponding six-month period in 2003. Net income for the six months ended June 30, 2004 was $1.6 million, as compared with a loss before cumulative effect of change in accounting principle of $(525,000) for the corresponding six-month period in 2003.

"We are extremely pleased with the results of our Company during the second quarter of 2004," said Mickey Flood, CEO and President of IESI Corporation. "Without a doubt, this quarter was one of the best quarters in our Company's history. We experienced strong internal growth as a result of both volume and price increases during the quarter. We also purchased three tuck-in operations during the quarter, ending our self-imposed six-month hiatus from acquisition activity following our significant Seneca Meadows landfill acquisition last year. Additionally, in June, we received a permit expansion for the LaSalle and Grant Parishes' landfill. We operate this landfill, which is located near Jena, Louisiana, under a long-term contract for the Parishes."

The Company will host a conference call to discuss these results on Tuesday, August 10, 2004, at 9:00 a.m. (CT). You can listen to the conference call by calling (877) 329-7569 and asking for the IESI second quarter 2004 conference call. A telephonic replay of the call will be available 24 hours a day beginning at 3:00 p.m. on August 10 through August 24, 2004 by calling (877) 347-9473, and entering replay #286009. A copy of this press release and any additional financial and statistical information relating to the second quarter of 2004 to be presented during the conference call will be available on the Company's website at www.iesi.com (go to "Press Room"). After August 24, 2004, a replay of the conference call will also be available at that website.

The Company is one of the leading regional, non-hazardous solid waste management companies in the United States. The Company provides collection, transfer, disposal and recycling services to 276 communities, including more than 560,000 residential and 58,000 commercial and industrial customers, in nine states.

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe the Company's objectives, plans or goals are also forward-looking statements.

These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. The Company urges you to carefully consider the factors set forth below in evaluating the forward-looking statements and cautions you not to place undue reliance on such forward-looking statements. There may also be additional risks that the Company does not presently know of or that the Company currently believes are immaterial which could also impair the Company's business. In light of these risks, uncertainties and assumptions, the forward-looking events may or may not occur.

Some of the factors that could affect the accuracy of the forward-looking statements are: the Company's business is capital intensive and may consume cash in excess of cash flow from the Company's operations and borrowings; the Company's growth strategy depends, in part, on the Company acquiring other solid waste management or related businesses and expanding the Company's existing landfills and other operations, which the Company may be unable to do; the Company may not be able to successfully manage its growth; the Company faces risks related to certain deficiencies in its internal control over financial reporting and disclosure controls and procedures; competition could reduce the Company's profitability or limit its ability to grow; state and municipal requirements to reduce landfill disposal by encouraging various alternatives may adversely affect the Company's ability to operate its landfills at full capacity; the Company may lose contracts through competitive bidding or early termination, which would cause the Company's revenue to decline; the Company is geographically concentrated in the northeastern and southern United States and susceptible to those regions' local economies and regulations; the loss of the City of New York as a customer could have a significant adverse effect on the Company's business and operations; the Company's substantial debt could adversely affect its financial condition and make it more difficult for the Company to make payments with respect to its debt; despite the Company's current indebtedness, the Company and its subsidiaries may be able to incur substantially more debt, exacerbating such risks; the Company requires a significant amount of cash to service its debt, and the Company's ability to generate cash depends on many factors, some of which are beyond its control; the Company's failure to comply with the covenants contained in its senior credit facility or the indenture governing its 10 1/4% senior subordinated notes due 2012 (the "Notes"), including as a result of events beyond its control, could result in an event of default, which could materially and adversely affect the Company's operating results and financial condition; covenant restrictions in the Company's senior credit facility and the indenture governing the Notes may limit its ability to operate its business; the interests of the Company's controlling stockholders could conflict with those of other holders of the Company's securities; the Company depends heavily on its senior management; if the Company is unable to obtain performance or surety bonds, letters of credit or insurance, it may not be able to enter into additional municipal solid waste collection contracts or retain necessary landfill operating permits; the Company is subject to extensive legislation and governmental regulation that may restrict its operations or increase its costs of operations; the Company may not be able to obtain permits it requires to operate its business; the Company may be subject to legal action relating to compliance with environmental laws; the Company may have liability for environmental contamination; and the Company will always face the risk of liability, and insurance may not always be available or sufficient.

Additional information regarding these and other factors which could materially affect the forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including the risk factors detailed in Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The forward-looking statements contained herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update the forward-looking statements to reflect new information, subsequent events or otherwise.


                        IESI CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND OTHER FINANCIAL DATA
                                   (UNAUDITED)


                                                        SIX MONTHS ENDED                       THREE MONTHS ENDED
                                                            JUNE 30,                                JUNE 30,
                                             ---------------------------------------  -------------------------------------
                                                    2004                2003                2004                2003
                                             -------------------  ------------------  ------------------  -----------------

Services revenue..........................      $   156,894,696      $  116,313,385     $    82,831,865     $   60,899,514
Costs and expenses:
   Operating..............................           90,249,972          76,633,436          46,515,987         39,590,646
   General and administrative.............           19,010,181          14,796,797           9,561,305          7,736,843
   Depreciation, depletion and
   amortization...........................           30,456,086          16,585,574          16,021,865          8,711,117
                                             -------------------  ------------------  ------------------  -----------------
                                                    139,716,239         108,015,807          72,099,157         56,038,606
Income from operations....................           17,178,457           8,297,578          10,732,708          4,860,908
Interest expense, net.....................          (13,768,755)         (8,957,852)         (6,881,300)        (4,627,894)
Other income (expense), net...............             (695,139)           (113,455)             83,739           (115,830)
                                             -------------------  ------------------  ------------------  -----------------
Income (loss) before income taxes.........            2,714,563            (773,729)          3,935,147            117,184
Income tax benefit (expense)..............           (1,070,092)            248,895          (1,070,092)          (141,105)
                                             -------------------  ------------------  ------------------  -----------------
 Income (loss) before cumulative effect of
   change in accounting principle.........            1,644,471            (524,834)          2,865,055            (23,921)
Cumulative effect of change in accounting
   principle net of income tax benefit of
   $0.....................................                   --          (1,530,708)                 --                 --
                                             -------------------  ------------------  ------------------  -----------------
Net income (loss).........................      $     1,644,471      $   (2,055,542)    $     2,865,055     $      (23,921)
                                             -------------------  ------------------  ------------------  -----------------



Income From Operations Before Depreciation, Depletion and Amortization--Non-GAAP Measure

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles ("GAAP"), the Company also discloses income from operations before depreciation, depletion and amortization, which is not a GAAP measure. The Company believes that its presentation of income from operations before depreciation, depletion and amortization is useful to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including the Company's ability to fund capital expenditures and the Company's ability to incur and service debt. While depreciation, depletion and amortization are considered operating costs under GAAP, these expenses represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in current and prior periods. The Company also presents income from operations before depreciation, depletion and amortization because certain covenants in the Company's senior credit facility are tied to a substantially similar measure (which permits the Company to add back certain additional amounts to income from operations). The Company also uses income from operations before depreciation, depletion and amortization to evaluate its operations and management performance. However, the Company does not intend for income from operations before depreciation, depletion and amortization to be considered in isolation or as a substitute for GAAP measures. In addition, income from operations before depreciation, depletion and amortization is not necessarily comparable to other similarly titled measures reported by other companies due to the potential inconsistencies in the method of calculation. Following is a reconciliation of income from operations before depreciation, depletion and amortization to income from operations:



                                                            SIX MONTHS ENDED                 THREE MONTHS ENDED
                                                                JUNE 30,                          JUNE 30,
                                                    --------------------------------- ----------------------------------
                                                         2004              2003            2004              2003
                                                    ----------------  --------------- ----------------  ----------------
Income from operations before depreciation,
   depletion and amortization...................      $  47,634,543      $ 24,883,152    $  26,754,573     $  13,572,025

Depreciation, depletion and amortization........        (30,456,086)      (16,585,574)     (16,021,865)       (8,711,117)
                                                     ----------------  --------------- ----------------  ----------------
Income from operations..........................      $  17,178,457      $  8,297,578    $  10,732,708     $   4,860,908
                                                     ----------------  --------------- ----------------  ----------------

Income from operations before depreciation,
   depletion and amortization as a percent of
   revenue......................................               30.3%             21.3%            32.3%             22.3%
                                                    ----------------  --------------- ----------------  ----------------


The table below shows, for the periods indicated, the percentage of our total reported revenue attributable to each of our types of services:



                                      SIX MONTHS ENDED      THREE MONTHS ENDED
                                          JUNE 30,               JUNE 30,
                                   ---------------------- ----------------------
                                      2004        2003       2004        2003
                                   ----------- ---------- --------- ------------

            Collection...........       61.1%      70.8%     59.6%        70.1%
            Transfer.............       14.7%      19.3%     14.8%        19.6%
            Disposal.............       21.3%       6.6%     22.6%         7.5%
            Recycling............        2.5%       2.8%      2.5%         2.5%
            Other................        0.4%       0.5%      0.5%         0.3%
                                   ----------- ---------- --------- ------------
            Total................      100.0%     100.0%    100.0%       100.0%



The table below shows, for the periods indicated, the components of our revenue growth:



                                     SIX MONTHS ENDED       THREE MONTHS ENDED
                                         JUNE 30,                JUNE 30,
                                   ---------------------- ----------------------
                                     2004       2003        2004        2003
                                   ---------------------- ---------- -----------
            Acquisition..........       27.5%      11.3%      27.8%       10.8%
            Price................        4.5%       3.6%       4.5%        3.5%
            Volume...............        2.9%       2.6%       3.7%        2.0%
                                   ---------------------- ---------- -----------
            Total................       34.9%      17.5%      36.0%       16.3%


                        IESI CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                                             JUNE 30,        DECEMBER 31,
                                                                                               2004              2003
                                                                                          ----------------  ---------------
                                                                                                    (UNAUDITED)
   Current assets:
   Cash and cash equivalents........................................................      $     3,115,627   $    4,197,157
   Accounts receivable-trade, less allowance of $1,897,000 and $2,397,000 at June
     30, 2004 and December 31, 2003, respectively...................................           33,728,975       30,585,797
   Deferred income taxes............................................................            1,356,471        1,356,471
   Prepaid expenses and other current assets........................................            6,115,098        4,782,446
                                                                                          ----------------  ---------------
   Total current assets.............................................................           44,316,171       40,921,871
   Property and equipment, net of accumulated depreciation of $138,567,000 and
     $110,218,000 at June 30, 2004 and December 31, 2003, respectively..............          486,764,797      488,659,850
   Goodwill.........................................................................          138,852,199      138,335,715
   Other intangible assets, net.....................................................           29,892,318       32,986,163
   Other assets.....................................................................            3,630,366        2,143,616
                                                                                          ----------------  ---------------
   Total assets.....................................................................      $   703,455,851   $  703,047,215
                                                                                          ================  ===============
   Liabilities and Stockholders' Equity (Deficit)
   Current liabilities:
   Accounts payable--trade...........................................................      $   22,750,618   $   27,448,950
   Accrued expenses and other current liabilities...................................           21,369,813       17,512,525
   Deferred revenue.................................................................            1,613,845        1,231,758
   Current portion of long-term debt................................................            2,112,870        2,731,595
                                                                                          ----------------  ---------------
   Total current liabilities........................................................           47,847,146       48,924,828
   Long-term debt...................................................................          374,315,998      378,129,393
   Accrued environmental and landfill costs.........................................           48,500,924       47,456,769
   Deferred income taxes............................................................           11,106,967        9,949,611
   Other liabilities................................................................            1,913,695        1,282,992
                                                                                          ----------------  ---------------
   Total liabilities................................................................          483,684,730      485,743,593
   Commitments and contingencies....................................................
   Redeemable preferred stock:
   Redeemable Series A Convertible Preferred Stock, 32,000 shares authorized, issued and outstanding, liquidation preference of $40,000,000 at June 30, 2004
     and December 31, 2003..........................................................           39,683,637       39,683,637
   Redeemable Series B Convertible Preferred Stock, 20,100 shares authorized, issued and outstanding, liquidation preference of $25,125,000 at June 30, 2004
     and December 31, 2003..........................................................           24,808,636       24,808,636
   Redeemable Series C Convertible Preferred Stock, 55,000 shares authorized, issued and outstanding, liquidation preference of $113,356,736 and
     $105,448,126 at June 30, 2004 and December 31, 2003, respectively..............          111,314,275      103,405,665
   Redeemable Series D Convertible Preferred Stock, 55,000 and 145,000 shares authorized, 55,000 and 55,000 shares issued and outstanding, liquidation preference of $72,088,105 and $68,655,338 at June 30, 2004 and December 31,
     2003, respectively.............................................................           69,468,228       66,035,461
   Redeemable Series E Convertible Preferred Stock, 55,000 shares authorized,
     49,660 shares issued and outstanding, liquidation preference of $53,300,689
     and $50,762,561 at June 30, 2004 and December 31, 2003, respectively...........           51,659,017       49,120,889
                                                                                          ----------------  ---------------
   Total redeemable preferred stock.................................................          296,933,793      283,054,288
   Stockholders' equity (deficit):
   Common stock, par value $.01 at June 30, 2004 and December 31, 2003, respectively:  Authorized shares:  Class A--4,200,000 and 4,200,000, Class B
     Convertible--450,000 and 450,000, at June 30, 2004 and December 31, 2003
     respectively; issued and outstanding shares:  Class A--142,000, Class B
     Convertible--112,980, at June 30, 2004 and December 31, 2003....................                2,550            2,550
   Additional paid-in capital.......................................................                   --               --
   Accumulated deficit..............................................................          (77,988,250)     (65,753,216)
   Cumulative other comprehensive income............................................              823,028               --
                                                                                          ----------------  ---------------
   Total stockholders' equity (deficit).............................................          (77,162,672)     (65,750,666)
                                                                                          ----------------  ---------------
   Total liabilities and stockholders' equity (deficit).............................      $   703,455,851   $  703,047,215
                                                                                          ================  ===============



                        IESI CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                                FOR THE SIX MONTHS ENDED
                                                                                        JUNE 30,
                                                                          ---------------------------------------
                                                                                2004                2003
                                                                          ------------------  -------------------
   OPERATING ACTIVITIES:
   Net loss............................................................    $      1,644,471   $     (2,055,542)
   Cumulative effect of change in accounting principle.................                  --          1,530,708
   Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation, depletion and amortization.........................          30,456,086         16,585,574
      Amortization of deferred financing costs.........................           1,177,513          1,300,612
      Capping, closure and post-closure accretion......................             982,416            584,377
      Provision for doubtful accounts..................................             946,321            626,411
      Unrealized loss on commodity swap ...............................             560,000                 --
      Write off of costs associated with transactions in process.......             109,690                 --
      Deferred income tax expense (benefit)............................             621,795           (711,367)
      Changes in operating assets and liabilities, net of effects of acquired waste management operating assets and liabilities:
      Accounts receivable..............................................          (4,125,575)        (3,088,552)
      Prepaid expenses and other current assets........................          (2,088,467)        (1,504,777)
      Accounts payable.................................................          (4,698,332)         1,906,585
      Accrued expenses and other liabilities...........................           4,007,941           (321,636)
      Capping, closure and post closure expenditures...................          (1,437,138)          (203,061)
                                                                          ------------------  -----------------
   Net cash provided by operating activities...........................          28,156,721         14,649,332
   INVESTING ACTIVITIES:
   Purchases of property and equipment.................................         (23,220,495)       (18,848,138)
   Acquisitions of waste management operations.........................          (1,187,753)        (8,561,627)
   Initial development costs for newly acquired permitted landfills....                  --         (3,726,991)
   Capitalized interest................................................          (1,174,848)        (1,020,923)
   Deferred costs associated with transactions in process..............            (505,636)          (764,789)
                                                                          ------------------  -----------------
   Net cash used in investing activities...............................         (26,088,732)       (32,922,468)
   FINANCING ACTIVITIES:
   Borrowings under long-term debt.....................................          16,000,000         26,400,000
   Payments on long-term debt..........................................         (19,149,519)        (7,306,030)
   Debt issue costs....................................................                  --           (436,071)
                                                                          ------------------  -----------------
   Net cash (used in) provided by financing activities.................          (3,149,519)        18,657,899
                                                                          ------------------  -----------------
   Net decrease (increase)  in cash and cash equivalents...............          (1,081,530)           384,763
   Cash and cash equivalents at beginning of period....................           4,197,157          2,589,726
                                                                          ------------------  -----------------
   Cash and cash equivalents at end of period..........................     $     3,115,627   $      2,974,489
                                                                          ==================  =================
